Exhibit 99.1

Websense Announces CFO Transition

Q3 Earnings Release and Conference Call Schedule Confirmed

SAN DIEGO — September 6, 2011 — Websense, Inc. (NASDAQ: WBSN) today announced the appointment of Michael A. Newman as interim chief financial officer. Mr. Newman has been a member of the company’s executive committee since 2002, and also serves as the company’s chief administrative officer, general counsel and corporate secretary. The company has initiated a search for a full time chief financial officer.

Mr. Newman succeeds Arthur S. Locke III, who resigned to return to Virginia with his family. Mr. Locke’s decision to return to Virginia was based on personal considerations, and was not related to the company’s past or projected financial performance, accounting policies or regulatory filings.

“Websense stands on a solid financial foundation, with a strong balance sheet and experienced teams in finance, accounting, audit, tax, and investor relations. With substantial domain expertise in each of these functional areas and Mike Newman’s proven leadership skills, we anticipate a seamless transition,” said Gene Hodges, Websense chief executive officer. “During his two years with the company, Art Locke re-engineered the company’s business intelligence systems, established an internal audit function, and upgraded the capabilities of our finance and tax organizations. We understand and respect Art’s decision to place the needs of his family first, and thank him for his many contributions to Websense.”

Mr. Newman has made a significant impact on the execution of the Websense® transformation strategy. He played a central role in the company’s acquisitions, collaborated with sales leadership to define new sales processes and worked with engineers to expand the company’s patent portfolio. As general counsel, he evolved the legal team to manage the more complex contractual relationships with customers and partners that accompanied the growing adoption of the company’s advanced TRITON™ content security solutions. Additionally, Newman provides valuable support to the Governance, Audit and Compensation Committees of the Websense Board.

“Mike is a natural choice to assume the interim CFO responsibilities. He has been actively involved in the company’s financial reporting, audit processes, and regulatory filings, working with internal management and outside advisors. In recognition of his leadership abilities, Mike was promoted in 2010 to Chief Administrative Officer for Websense, adding global human resources and facilities to his legal responsibilities,” added Hodges.

Mr. Newman holds a bachelor’s degree in business administration from the McDonough School of Business at Georgetown University and a law degree from Harvard University.

Third Quarter Financial Results and Conference Call

Commenting on the company’s billings performance for the first two months of the quarter, Hodges said, “Our billings performance quarter-to-date has been consistent with our expectations. As a result, we continue to believe we can achieve total billings within the annual guidance ranges we discussed when we released our second quarter results.”

As previously announced, Websense intends to release financial results for the third quarter ending September 30 after the market closes on October 25, 2011.

Management will host a conference call and simultaneous webcast to discuss the results and forward outlook on October 25 at 2 p.m. Pacific Daylight Time. To participate in the conference call, investors may dial 866-757-5630 (from domestic locations) or 707-287-9356 (from international locations) 10 minutes prior to the scheduled start of the call. An audio-only webcast of the call may be accessed through the internet at www.websense.com/investors.

For investors unable to participate in the live event, a taped replay of the call will be available for one week at 855-859-2056 or 404-537-3406, pass code 93887341. The archived webcast will be accessible from the investor section of company’s website through December 31, 2011.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in unified web security, email security, and data loss prevention (DLP) solutions, delivers the best content security for modern threats at the lowest total cost of ownership to tens of thousands of enterprise, mid-market and small organizations around the world. Distributed through a global network of channel partners and delivered as appliance-based software or Security-as-a-Service (SaaS), Websense content security solutions help organizations leverage web 2.0 and cloud-based communication, collaboration, and social media, while protecting from advanced persistent threats and modern malware, preventing the loss of confidential information, and enforcing internet use and security policies. Websense is headquartered in San Diego, California with offices around the world. For more information, visit www.websense.com.

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This news release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including financial projections, the statements of Gene Hodges, statements about our sales execution and billings and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with the CFO transition, launching new product offerings, customer acceptance of the company’s services, products and fee structures in a changing market; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet and security industries; changes in domestic and international market conditions, risks relating to currency exchange rates and impacts of macro-economic conditions on our customers, the risks of ongoing compliance with the covenants in the company’s credit facility, risks related to changes in accounting interpretations and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at www.websense.com/investors. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Websense contact:

Kate Patterson

Websense, Inc.

(858) 320-8072

kpatterson@websense.com